PROMISSORY NOTE

$1,000,000.00                                           December 29, 1998

     FOR VALUE RECEIVED, the undersigned, THE ALL-AMERICAN GOLF CENTER, INC. ("GOLF CENTER"), a Nevada corporation with an office address located at 5325 South Valley View Blvd., Suite 10, Las Vegas, Nevada 89118, hereby promises to pay to the order of ACTIVE MEDIA SERVICES, INC., a Delaware corporation, ("ACTIVE"), the principal amount of ONE MILLION DOLLARS ($1,000,000). Except as otherwise provided herein, there shall be no interest charged on this amount.

     The principal indebtedness hereunder shall be payable in FORTY (40), equal, quarterly installments of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00). The first payment shall be due on or before December 31, 1998. Thereafter, payments of each installment shall be made on or before the last day of each calendar quarter, commencing with the calendar quarter ending on March 31, 1999 and continuing thereafter until the entire principal amount is paid in full, unless sooner paid as provided herein.

     This Note may be prepaid at any time, in whole or in part, without premium or penalty. Prepayments shall be credited against installments due in the inverse order of maturity. Interest on the unpaid principal balance at the above interest rate must be paid at the same time as each prepayment.

     The entire unpaid principal balance of this Note, together with accrued interest thereon, if any, shall become immediately due and payable without presentment, demand, protest or notice of any kind (all of which are expressly waived by GOLF CENTER) upon the occurrence of any of the following events:

          1. The entry of any decree or order for relief in respect of GOLF CENTER in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, a custodian or trustee (or other similar officer) for GOLF CENTER or for any substantial part of GOLF CENTER's property; or

          2. The commencement by GOLF CENTER of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or other similar law, or the consent by GOLF CENTER to the appointment of or taking possession by a receiver, a custodian or trustee (or other similar official) of GOLF CENTER or for any substantial part of GOLF CENTER's property, or the making by GOLF CENTER of any assignment for the benefit of creditors, or the failure of GOLF CENTER generally to pay its debts as they become due.

          3. Failure to pay any required payment on a timely basis, and such failure to pay shall continue for a period of ten (10) days after receipt of written notice thereof by GOLF CENTER from ACTIVE to GOLF CENTER.

     Upon the occurrence of any event of default, GOLF CENTER agrees that interest shall accrue on the unpaid balance of the Note at the rate of the lesser of: (i) the maximum rate allowed by law; or (ii) one and one half percent (1 1/2%) per month. GOLF CENTER agrees to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by ACTIVE in effecting collection of all amounts due under this Note. All such costs and

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expenses shall be added to the principal amount due under this Note and shall bear interest at the rate provided for herein. The rights and remedies of ACTIVE shall be cumulative and concurrent, and not exclusive, and may be pursued singly, successively or together against GOLF CENTER, at the sole discretion of ACTIVE.

     GOLF CENTER hereby consents to the personal jurisdiction of any state or federal court within the State of Nevada. GOLF CENTER waives personal service of process and agrees that process shall be validly served and binding upon it if sent by certified mail to its address set forth above or such other address as GOLF CENTER may direct by written notice to ACTIVE. Any provision hereby which may prove unenforceable under any law shall not effect the validity of any other provision hereof. GOLF CENTER hereby waives presentment, demand for payment, notice of dishonor, protest and/or all notices or demands in connection with this Note.

     No amendment, modification or waiver of any provision of this Note shall be effective unless made in writing and signed by ACTIVE. Any waiver so given shall be effective only in the specific instance and for the specific purposes for which given and shall not apply to any subsequent instance or breach or noncompliance by GOLF CENTER. Any delay or failure by ACTIVE in taking any action or exercising any remedy shall not prevent ACTIVE from doing so later, and shall not act as a waiver of any of ACTIVE's rights under this Note.

     The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision, all of which shall remain in full force and effect.

     GOLF CENTER irrevocably agrees that any claim or disputes pertaining to or arising out of this Note shall be brought in the state or federal courts of Nevada. GOLF CENTER expressly submits and consents in advance to the jurisdiction of such courts for all matters, and waiver personal service of process. GOLF CENTER agrees that any notice required under this Note or any process served shall be validly served and binding on GOLF CENTER if sent by certified mail or federal express to GOLF CENTER's address set forth above or such other address as GOLF CENTER may direct by written notice to ACTIVE. Presentment for payment, demand, notice of dishonor, notice of nonpayment, protest and notice of protest is hereby waived by GOLF CENTER.

     GOLF CENTER IRREVOCABLY, AS AN INDEPENDENT COVENANT, WAIVES A JURY TRIAL AND ANY RIGHT TO REQUEST OR DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING BETWEEN GOLF CENTER AND ACTIVE PERTAINING TO OR ARISING OUT OF THIS NOTE.

     This Note shall be governed and construed in accordance with the laws of the State of Nevada, without reference to principals of choice of law.

     IN WITNESS WHEREOF, the undersigned has executed this Note on the date first set forth above.

                                     THE ALL-AMERICAN GOLF CENTER, INC.


                                     By: /s/ Ron Boreta
                                        Name: Ron Boreta
                                        Title: President

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STATE OF NEVADA   )
COUNTY OF CLARK   ) ss.:

     On this 30th day of December 1998, before me personally came and appeared Ronald S. Boreta to me known, who, by me duly sworn, did depose and say that deponent resides at 5325 S. Valley View Blvd., No. 4, that deponent is the President of THE ALL-AMERICAN GOLF CENTER, INC., the corporation described in, and which executed the foregoing Note, that deponent knows the scal of the corporation, that the seal affixed to the Note is the corporate seal, that it was affixed by order of the board of directors of the corporation; and that deponent signed deponent's name by like order.

                                      /s/ Ronald O. Bloecker
                                      Notary Public








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